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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2018

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Westpac Banking Corporation
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	98-6008211 (I.R.S. Employer Identification No.)

275 Kent Street, Sydney NSW 2000
Australia
+61 2 9293-9270
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

Sean Crellin
Director—Corporate, Legal and Secretariat
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, New York 10017-2422
(212) 551-1800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Matthew E. Kaplan, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)

Senior Debt Securities

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. Also includes an unspecified number of securities that may be offered or sold by the registrant or a subsidiary of the registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold under, registration statements previously filed by the registrant. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.

(2)
Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the registrant.

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Senior Debt Securities

        By this prospectus, we may offer from time to time the securities described in this prospectus.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of the Senior Debt Securities will be listed on any securities exchange.

        The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, we or our U.S. broker-dealer subsidiary, Westpac Capital Markets LLC, may use this prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, in market-making transactions in the securities described therein after they are initially offered and sold.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2018.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering the class of securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC". If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information".

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group", "we", "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and therein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek",

"would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2018 and the other documents incorporated by reference in this prospectus. Those factors include, but are not limited to:

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  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

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  regulatory investigations and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator imposed conditions, including as a result of our actual or alleged failure to comply with laws (such as financial crime laws), regulations or regulatory policy;

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  internal and external events which may adversely impact our reputation;

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  information security breaches, including cyberattacks;

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  reliability and security of our technology and risks associated with changes to technology systems;

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  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

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  market volatility, including uncertain conditions in funding, equity and asset markets;

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  adverse asset, credit or capital market conditions;

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  an increase in defaults in credit exposures because of a deterioration in economic conditions;

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  the conduct, behavior or practices of us or our staff;

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  changes to our credit ratings or the methodology used by credit rating agencies;

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  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

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  market liquidity and investor confidence;

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  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share, margins and fees, and control expenses;

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  the effects of competition, including from established providers of financial services and from non-financial services entities, in the geographic and business areas in which we conduct our operations;

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  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

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  the effectiveness of our risk management policies, including internal processes, systems and employees;

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  the incidence or severity of events which we insure;

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  the occurrence of environmental change (including as a result of climate change) or external events in countries in which we or our customers or counterparties conduct our or their operations;

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  changes to the value of our intangible assets;

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  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

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  the success of strategic decisions involving diversification or innovation, in addition to business expansion activity, business acquisitions and the integration of new businesses;

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  our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

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  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

 WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at September 30, 2018, we had total assets of A$880 billion. Our market capitalization as of November 2, 2018 was approximately A$91 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 14 million customers.

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  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with Business Bank, which we refer to as BB, BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including wealth and foreign exchange.

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  BB is responsible for sales and service to micro, small to medium enterprise and commercial business customers in Australia for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance and property finance. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales, referral and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

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  BTFG is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private wealth, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses a third party to manufacture of certain general insurance products. In managing risk across all insurance classes. The division reinsures certain risks using external providers. In addition to the BT brand, BTFG operates a range of financial services brands along with the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

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  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific, currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

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  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited (WNZL), which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also maintains its own infrastructure, including technology, operations and treasury.

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  Group Businesses include:

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  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand) within set risk limits;

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  Group Technology, which comprises functions for the Australian business, is responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

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  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal, human resources and customer and corporate relations.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

 DESCRIPTION OF THE SENIOR DEBT SECURITIES

        The following discussion describes the general terms and conditions applicable to Senior Debt Securities that we may offer. In addition to these general provisions, in connection with an investment in a particular series of Senior Debt Securities, investors should review the description of the provisions and any risk factors applicable to that series of Senior Debt Securities, including those set forth herein and in any applicable prospectus supplement or term sheet.

        Unless the context otherwise requires, references to "we", "us", "our" and "Westpac" in this description of the Senior Debt Securities refer only to Westpac Banking Corporation ABN 33 007 457 14 and not to any of its subsidiaries.

        The Senior Debt Securities will be issued in one or more series under a Senior Indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between us and the trustee, as further supplemented and amended by the Fifth Supplemental Indenture, dated as of August 14, 2012, between us and the trustee, the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between us and the trustee, and the Twenty-Fifth Supplemental Indenture, dated November 9, 2018, between us and the trustee, which we refer to collectively as the senior indenture. The senior indenture provides that there may be more than one trustee, each with respect to one or more series of Senior Debt Securities.

        We have summarized below certain terms of the senior indenture which we believe will be most important to your decision to invest in our Senior Debt Securities. You should keep in mind, however, that it is the senior indenture, and not this summary, which defines your rights as a holder of Senior Debt Securities. There may be other provisions in the senior indenture which are also important to you. You should read the senior indenture for a full description of the terms of the Senior Debt Securities. The senior indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture. References in any parenthetical below to sections or articles are to sections or articles of the senior indenture.

        The following description of the terms of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Senior Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Senior Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Senior Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

Ranking

        Senior Debt Securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The Senior Debt Securities will rank senior to Westpac's subordinated obligations, including any subordinated debt securities.

        Under Section 13A(3) and Section 16 of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Senior Debt Securities:

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  first, certain liabilities of Westpac owed to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to determination made by APRA in connection with a transfer of Westpac's business to that body corporate (where that transfer includes liabilities to Westpac in respect of protected accounts) under the Australian Financial Sector (Transfer and Restructure) Act 1999;

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  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS (an Australian Government scheme that protects depositors of banks like Westpac from potential loss due to their failure);

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  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that accountholders keep with Westpac;

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  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

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  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act or the FCS, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.

General Terms of the Senior Debt Securities

        Westpac may issue the Senior Debt Securities in one or more series pursuant to an indenture that supplements the senior indenture or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the senior indenture.) The aggregate principal amount of Senior Debt Securities that may be issued under the senior indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Senior Debt Securities which may include the following:

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  title and aggregate principal amount;

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  percentage(s) of principal amount at which such series of Senior Debt Securities will be issued and percentage(s) of principal amount payable upon declaration of acceleration of the maturity of such series of Senior Debt Securities;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  place(s) where principal, premium and interest will be payable;

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  any redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  any discount or premium with which such series of Senior Debt Securities will be issued;

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  whether such series of Senior Debt Securities will be issued in the form of one or more global securities (whether in whole or in part);

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  identity of the depository for global securities;

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  whether a temporary security is to be issued with respect to such series of Senior Debt Securities and whether any interest payable prior to the issuance of definitive Senior Debt Securities of such series will be credited to the account of the persons entitled to such interest;

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  the terms upon which beneficial interests in a temporary global Senior Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Senior Debt Security or for definitive Senior Debt Securities and the terms upon which such exchanges may be made;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of Senior Debt Securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Senior Debt Securities can select the payment currency;

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  securities exchange(s) on which such series of Senior Debt Securities will be listed, if any;

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  additions to or changes in the events of default with respect to such series of Senior Debt Securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of Senior Debt Securities to be due and payable; and

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  additional terms not inconsistent with the provisions of the senior indenture.

        One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Senior Debt Securities may be variable rate Senior Debt Securities that may be exchanged for fixed rate Senior Debt Securities. Any special US federal income and Australian income tax considerations applicable to any series of Senior Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Senior Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to:

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  the price of one or more commodities, derivatives or securities;

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  one or more securities, derivatives or commodities exchange indices or other indices;

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  a currency or currencies (including any currency unit or units) other than the currency in which such Senior Debt Securities are issued or other factors; or

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  any other variable or the relationship between any variables or combination of variables.

        Holders of such Senior Debt Securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Senior Debt Securities will be issued in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the senior indenture.) Subject to the limitations provided in the senior indenture and in the applicable prospectus supplement or term sheet, Senior Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the senior indenture.)

        Westpac may issue Senior Debt Securities of any series in whole or in part in definitive form or in the form of one or more global Senior Debt Securities as described below under "—Global Securities." Westpac may issue Senior Debt Securities of a series at different times. In addition, Westpac may issue Senior Debt Securities within a series with terms different from the terms of other Senior Debt Securities of that series. (Section 3.1(c) of the senior indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Senior Debt Securities of any series in any manner and at any price. Senior Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Senior Debt Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Senior Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Senior Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the senior indenture.)

        The specific terms of the depository arrangement with respect to any Senior Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Senior Debt Securities represented by such global security to the accounts of persons that have accounts with such depository. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Senior Debt Securities or by us if such Senior Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by that global security for all purposes under the senior indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Senior Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the senior indenture.

        Payments of principal of, or premium, if any, and interest, if any, on definitive Senior Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Senior Debt Securities. None of Westpac, the trustee, any paying agent, the registrar or any underwriter or agent for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the Senior Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Senior Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of Senior Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Senior Debt Securities, determine not to have any Senior Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. If definitive Senior Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Senior Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Senior Debt Securities registered in its name. Definitive Senior Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        The senior indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Senior Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Senior Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Senior Debt Securities without such withholding or deduction. However, as described below, the senior indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The senior indenture provides that Westpac will pay no additional amounts in respect of Senior Debt Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Senior Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Senior Debt Securities, or receiving payments under such Senior Debt Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment in Australia, unless the holder was required to present such Senior Debt Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Senior Debt Securities for payment on any day during that 30 day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Senior Debt Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Senior Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Senior Debt Securities being an associate of Westpac for purposes of section 128F of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Senior Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto, which we refer to as FATCA; or

  •
  any combination of the foregoing.

        In addition, the senior indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Senior Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Senior Debt Securities. (Section 9.8 of the senior indenture.)

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the Senior Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of the senior indenture.)

        Westpac, and any other person to or through which any payment with respect to the Senior Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Senior Debt Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Senior Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

Redemption of Senior Debt Securities

  General

        If the Senior Debt Securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons", such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Senior Debt Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of Senior Debt Securities of such series to their last addresses as they appear on the register of the Senior Debt Securities of such series. (Sections 1.6, 10.3 and 10.4 of the senior indenture.)

  Redemption for Taxation Reasons

        The senior indenture provides that Westpac may, at its option, redeem all, but not less than all, of any series of Senior Debt Securities if:

  •
  there is a change in or any amendment to the laws or regulations: (i) of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

  •
  there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,

  •
  with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date Westpac originally issued the Senior Debt Securities to be redeemed, or

  •
  in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) Westpac (or such entity) is or will become obligated to pay any additional amounts as may be necessary so that the net amount received by a holder of Senior Debt Securities, after withholding or deducting any tax, duty, assessment or other governmental charge, will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction (provided that Westpac provides to the trustee an opinion of independent legal advisors of recognized standing to the effect that Westpac is or will become obligated to pay such additional amounts on such Senior Debt Securities as a result of such change or amendment) or (2) Westpac (or such entity) would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or such additional amounts or (B) any original issue discount on such Senior Debt Securities.

        Before Westpac (or such entity) redeems any Senior Debt Securities for taxation reasons, it must give the holders of those Senior Debt Securities at least 30 days' written notice and not more than 60 days' written notice of its intention to redeem those Senior Debt Securities, provided that if the earliest date on which (i) Westpac (or such entity) will be obligated to pay any additional amounts necessary so that the net amount received by the holder of the Senior Debt Securities, after the withholding or deduction of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein (unless such withholding or deduction is required by law), will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction, or (ii) Westpac would not be entitled to claim a deduction in respect of any payments of interest or such additional amounts on or any original issue discount in respect of Senior Debt Securities in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, Westpac may give less than 30 days' written notice but in no case less than 15 days' written notice, provided it gives such notice as soon as practicable in all the circumstances.

        If Westpac (or such entity) redeems Senior Debt Securities for taxation reasons, the redemption price for Senior Debt Securities to be redeemed shall equal 100% of the principal amount of the Senior Debt Securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if the Senior Debt Securities to be redeemed are outstanding original issue discount securities, such Senior Debt Securities shall be redeemed at the redemption price calculated in accordance with the terms thereof (Section 10.8 of the senior indenture).

Events of Default

        The senior indenture provides that, if an event of default in respect of any series of Senior Debt Securities shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or a portion thereof in the case of certain Senior Debt Securities issued with original issue discount) of all the Senior Debt Securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the Senior Debt Securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of Senior Debt Securities as:

  •
  Westpac fails to pay interest or any additional amount on any Senior Debt Security of such series when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any Senior Debt Security of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of such series any material covenant or warranty in such indenture (other than those listed in the first and second bullets above, the last bullet below or any other covenant which has been expressly included in the senior indenture solely for the benefit of any series of Senior Debt Securities other than that series) in respect of the Senior Debt Securities of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days, for relief involving or resulting in the winding-up of Westpac;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

  •
  any other event of default provided for in the senior indenture with respect to the Senior Debt Securities of such series. (Section 5.1 of the senior indenture.)

        No event of default in respect of the Senior Debt Securities shall occur (other than on account of a decree or order for the Winding-Up (as defined below)), solely on account of any failure by Westpac to perform or observe any of its obligations in relation to, the suspension of any payments on or the taking of any proceeding in respect of, any share, subordinated debt security or other security or instrument constituting Tier 1 Capital or Tier 2 Capital (each as defined in the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time).

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Senior Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a "Banking Act statutory manager" to take control of our business (including certain of our related entities).

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the Senior Debt Securities) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the Senior Debt Securities or a "Banking Act statutory manager" is in control of our business, which could prevent the trustee or holders of the Senior Debt Securities from accelerating repayment of the Senior Debt Securities or obtaining or enforcing a judgment for repayment of the Senior Debt Securities following acceleration. However, in the event of a winding-up, the trustee and the holders of the Senior Debt Securities would be entitled to accelerate repayment of the Senior Debt Securities (and exercise any other available remedy).

        "Winding-Up" means the legal procedure for the liquidation of Westpac commenced when:

  (a)
  a court order is made for the winding-up of Westpac (and such order is not successfully appealed or set aside within 30 days); or

  (b)
  an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.

        A Winding-Up must be commenced by a court order or an effective resolution of shareholders or members. Neither (i) the making of an application, the filing of a petition, or the taking of any other steps for the winding-up of Westpac (or any other any procedure whereby Westpac may be dissolved, liquidated, sequestered or cease to exist as a body corporate), nor (ii) the appointment of a receiver, administrator, administrative receiver, compulsory manager, Banking Act statutory manager or other similar officer (other than a liquidator or other official responsible for the conduct and administration of a Winding-Up) in respect of Westpac, constitutes a Winding-Up.

        "Solvent Reconstruction" means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding subordinated debt securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

Other Provisions

        The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of the senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Senior Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Senior Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default as defined in the senior indenture, with respect to Senior Debt Securities of such series.

        The senior indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Senior Debt Securities of that series. (Section 5.8 of the senior indenture.)

        The senior indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the senior indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of the senior indenture.)

        The senior indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the senior indenture. (Section 9.7 of the senior indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of a series may by providing written notice to the trustee, on behalf of the holders of all Senior Debt Securities of that series, waive any past default or event of default, or compliance with certain provisions of the senior indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the Senior Debt Securities of that series or compliance with certain covenants. (Section 5.7 of the senior indenture.)

Modification of the Indenture

        The senior indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Senior Debt Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of Senior Debt Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add additional events of default;

  •
  add to or change any provisions of the senior indenture to such extent as necessary to facilitate the issuance of Senior Debt Securities in global form;

  •
  change or eliminate any provision of the senior indenture affecting only Senior Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the Senior Debt Securities;

  •
  establish the form or terms of Senior Debt Securities;

  •
  provide for delivery of such supplemental indentures or the Senior Debt Securities of any series in or by means of any computerized, electronic or other medium, including pdf or email;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of the senior indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of Senior Debt Securities in the United States and other areas subject to its jurisdiction;

  •
  maintain the qualification of the senior indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Senior Debt Securities of any series;

  •
  to make any change that does not materially adversely affect the rights of any holder of Senior Debt Securities, provided that any change to the terms of the senior indenture or to a series of Senior Debt Securities made solely to conform to the description of such series of Senior Debt Securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of Senior Debt Securities shall be deemed to not materially adversely affect the rights of the holder of Senior Debt Securities of such series; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited.

(Section 8.1 of the senior indenture.)

        The senior indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the senior indenture or modifying the rights of the holders of Senior Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Senior Debt Securities, among other things:

  •
  change the maturity of any Senior Debt Securities;

  •
  change the currency in which such Senior Debt Securities are payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount Senior Debt Security or indexed Senior Debt Security that would be due and payable upon an acceleration of such Senior Debt Security or indexed Senior Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on such Senior Debt Securities at maturity or upon redemption;

  •
  reduce the percentage of the principal amount of Senior Debt Securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture; or

  •
  modify the senior indenture provisions concerning modification of the senior indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Senior Debt Securities.

(Section 8.2 of the senior indenture.)

Satisfaction and Discharge of the Indenture; Defeasance

        The senior indenture shall generally cease to be of any further effect with respect to a series of Senior Debt Securities when:

  •
  Westpac has delivered to the trustee for cancellation all Senior Debt Securities of that series; or

  •
  all Senior Debt Securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Senior Debt Securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the senior indenture by Westpac in respect of all Senior Debt Securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the senior indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of the senior indenture.)

        The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Senior Debt Securities of the defeased series and the senior indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of the senior indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Senior Debt Securities entitled to give or take any action under the senior indenture in the manner specified in the senior indenture. If a record date is set, action may only be taken by persons who are holders of Senior Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Senior Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the senior indenture.)

Notice

        Notices to holders of Senior Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Senior Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the senior indenture.)

Governing Law

        The senior indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the senior indenture.)

        The senior indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Senior Debt Security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of the senior indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Senior Debt Securities and the senior indenture; and

  •
  immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the senior indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the senior indenture and the Senior Debt Securities and all such obligations of Westpac shall terminate. (Section 7.1 of the senior indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the senior indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under the senior indenture or the Senior Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the senior indenture.)

TAXATION

United States Taxation

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities by U.S. Holders (as defined below) who purchase the Senior Debt Securities in an offering of Senior Debt Securities at their issue price (determined as set forth below) and hold the Senior Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the U.S., U.S. Holders who hold the Senior Debt Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the U.S. federal income tax considerations relating to the purchase, ownership or disposition of a "contingent payment debt instrument" (as defined under applicable Treasury Regulations) (such as a Senior Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Senior Debt Security is denominated), a Senior Debt Security with a maturity later than 30 years from its date of issuance, a Senior Debt Security that does not obligate Westpac to repay an amount equal to at least the issue price of the Senior Debt Security, or certain "variable rate debt instruments" (as defined under applicable Treasury Regulations), and a general discussion of any materially different U.S. federal income tax considerations relating to any such particular Senior Debt Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a Senior Debt Security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in a Senior Debt Security, the U.S. federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Senior Debt Security.

        Prospective purchasers are advised to consult their own tax advisors as to the U.S. federal income and other tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-U.S. tax laws.

Recent Legislation Affecting Certain Accrual Method U.S. Holders

        Pursuant to certain recent legislation, a U.S. Holder that computes its taxable income under an accrual method of accounting for U.S. federal income tax purposes and maintains an applicable financial statement may be required to include certain items (such as original issue discount, including de minimis original issue discount) in income no later than when such items are taken into account as revenue in an applicable financial statement of such U.S. Holder. Accordingly, the U.S. federal income tax considerations relating to such U.S. Holder's investment in the Senior Debt Securities may be different from those discussed below. Each such U.S. Holder should consult its own tax advisor regarding the applicability of this legislation to its investment in the Senior Debt Securities.

Interest and Original Issue Discount on the Senior Debt Securities

        Each U.S. Holder of a Senior Debt Security must include in income payments of "qualified stated interest" (as described below) in respect of such Senior Debt Security in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a Senior Debt Security, determined by the first price at which a substantial amount of the Senior Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such Senior Debt Security by an amount that is equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such Senior Debt Security with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a Senior Debt Security multiplied by the number of complete years to maturity (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security). If a U.S. Holder acquires a Senior Debt Security with OID, then regardless of such U.S. Holder's method of accounting for U.S. federal income tax purposes, such U.S. Holder generally will be required to accrue its pro rata share of OID on such Senior Debt Security on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on such Senior Debt Security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of Senior Debt Securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the Senior Debt Security. Special rules apply to Senior Debt Securities with a fixed maturity of one year or less. See below under "—Short-Term Senior Debt Securities".

        "Stated redemption price at maturity" generally means the sum of all payments to be made on a Senior Debt Security other than payments of "qualified stated interest". "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a Senior Debt Security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such Senior Debt Security will be described in the applicable prospectus supplement or term sheet.

        In the case of a Senior Debt Security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. If applicable to any Senior Debt Security, the special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable prospectus supplement or term sheet.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Senior Debt Security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the Senior Debt Security).

        An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Senior Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Senior Debt Security's term. The U.S. Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

        If interest on a Senior Debt Security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

        If a floating rate Senior Debt Security does not qualify as a variable rate debt instrument (as described above) or otherwise provides for contingent payments, or if a fixed rate Senior Debt Security provides for contingent payments, such Senior Debt Security may constitute a "contingent payment debt instrument". Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. If applicable to any Senior Debt Security, the special rules applicable to contingent payment debt instruments will be described in the applicable prospectus supplement or term sheet.

        In general, the following rules apply if (i) a Senior Debt Security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the Senior Debt Security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Senior Debt Security. If based on all the facts and circumstances as of the issue date a single payment schedule for a Senior Debt Security, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Senior Debt Security are computed based on this payment schedule. If we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Senior Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Senior Debt Security and (ii) in the case of an option or options exercisable by a holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Senior Debt Security. Senior Debt Securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "Change in Circumstances"), then, except to the extent that a portion of the Senior Debt Security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the Senior Debt Security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the Senior Debt Security's adjusted issue price on that date.

        A U.S. Holder may elect to treat all interest on any Senior Debt Security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a U.S. Holder acquires a Senior Debt Security, and may not be revoked without the consent of the IRS.

Premium on the Senior Debt Securities

        If the amount paid by a U.S. Holder for a Senior Debt Security exceeds the stated redemption price at maturity of such Senior Debt Security, such U.S. Holder generally will be considered to have purchased such Senior Debt Security at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such Senior Debt Security. In the case of a Senior Debt Security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Senior Debt Securities

        Senior Debt Securities that have a fixed maturity of one year or less ("Short-Term Senior Debt Securities") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless such U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, redemption or other disposition of a Short-Term Senior Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Senior Debt Security will be deferred until a corresponding amount of income on such Short-Term Senior Debt Security is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other U.S. Holders are required to accrue OID related to a Short-Term Senior Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities

        In general, a U.S. Holder of a Senior Debt Security will have a tax basis in such Senior Debt Security equal to the cost of such Senior Debt Security to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments received with respect to the Senior Debt Security other than payments of qualified stated interest. Upon a sale, exchange, redemption or other disposition of a Senior Debt Security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such U.S. Holder's adjusted tax basis in such Senior Debt Security. Subject to the rules described below under "—Foreign Currency Senior Debt Securities", such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Senior Debt Security for more than one year at the time of such sale, exchange, redemption or other disposition. Certain non-corporate U.S. Holders are entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Such gain or loss generally will be from sources within the United States.

Foreign Currency Senior Debt Securities

        The following discussion generally describes special rules that apply, in addition to the rules described above, to Senior Debt Securities that are denominated in, or provide for payments determined by reference to, non-U.S. currency ("Foreign Currency Senior Debt Securities"). The amount of qualified stated interest paid with respect to a Foreign Currency Senior Debt Security that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a Foreign Currency Senior Debt Security held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Senior Debt Security that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the non-U.S. currency) that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year). If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt. The above election will apply to all debt obligations held by such U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder will recognize, as ordinary income or loss, foreign currency gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the spot rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the spot rate of exchange on the date such interest or OID is actually or constructively received.

        A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Senior Debt Security in the applicable non-U.S. currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the spot rate of exchange used for those interest payments. Foreign currency gain or loss will be realized with respect to amortized premium on a Foreign Currency Senior Debt Security based on the difference between the spot rate of exchange at which the amortization deductions were translated into U.S. dollars and the spot rate of exchange on the date such U.S. Holder acquired the Foreign Currency Senior Debt Security.

        The amount realized with respect to a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such Foreign Currency Senior Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Senior Debt Securities that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, redemption or other disposition. Such foreign currency gain or loss, together with any foreign currency gain or loss realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain or loss realized by such U.S. Holder on the sale, exchange, redemption or other disposition of the Foreign Currency Senior Debt Security. Any gain or loss realized by a U.S. Holder not treated as foreign currency gain or loss generally will be capital gain or loss (subject to the discussion above regarding Short-Term Senior Debt Securities).

        A U.S. Holder that determines its amount realized in connection with the sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-U.S. currency from such sale, exchange, redemption or other disposition.

        A U.S. Holder will recognize an amount of foreign currency gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency. A U.S. Holder generally will have a tax basis in non-U.S. currency received from a sale, exchange, redemption or other disposition of a Foreign

Currency Senior Debt Security equal to the U.S. dollar value of such non-U.S. currency on the date of receipt.

        A Senior Debt Security that provides for payments in more than one currency generally will be treated as a "contingent payment debt instrument", and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.

Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases Senior Debt Securities from more than one series of Senior Debt Securities.

Substitution of the Issuer

        If with respect to any series of Senior Debt Securities a successor corporation is substituted for Westpac, such substitution could be treated for U.S. federal income tax purposes as a taxable exchange of such Senior Debt Securities as in place prior to such substitution for such Senior Debt Securities as in place after such substitution. See above under "—Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities". U.S. Holders should consult their own tax advisors as to the U.S. federal income tax considerations relating to such an event.

Medicare Tax

        In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their interest income (including accrued OID) and net gain from the sale, exchange, redemption or other disposition of a Senior Debt Security.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished by such U.S. Holder to the IRS.

Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A U.S. Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Each U.S. Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Senior Debt Securities or any amounts received with respect to the Senior Debt Securities.

Disclosure Requirements for Specified Foreign Financial Assets

        Individual U.S. Holders (and certain U.S. entities specified in U.S. Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-U.S. financial institution and may also include the Senior Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. Each U.S. Holder should consult its own tax advisor regarding the possible application of this filing requirement.

FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Senior Debt Securities are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Senior Debt Securities, which information may be provided to the IRS, and (ii) to withhold U.S. tax on some portion of payments made after December 31, 2018 with respect to the Senior Debt Securities, if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Senior Debt Securities, holders and beneficial owners of the Senior Debt Securities will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Senior Debt Securities remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Senior Debt Securities.

Australian Taxation

        THE FOLLOWING IS A SUMMARY OF THE AUSTRALIAN WITHHOLDING TAX TREATMENT UNDER THE INCOME TAX ASSESSMENT ACTS OF 1936 AND 1997 OF AUSTRALIA (TOGETHER, "THE AUSTRALIAN TAX ACT") AND THE TAXATION ADMINISTRATION ACT 1953 OF AUSTRALIA AT THE DATE OF THIS PROSPECTUS OF PAYMENTS OF INTEREST BY WESTPAC ON THE SENIOR DEBT SECURITIES AND CERTAIN OTHER MATTERS RELEVANT TO HOLDERS OF SENIOR DEBT SECURITIES ("HOLDERS").

        THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND, IN PARTICULAR, DOES NOT DEAL WITH THE POSITION OF CERTAIN CLASSES OF HOLDERS (INCLUDING, WITHOUT LIMITATION, AUSTRALIAN RESIDENTS, NON-RESIDENTS THAT HOLD THE SENIOR DEBT SECURITIES THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA, DEALERS IN SECURITIES, OR CUSTODIANS OR THIRD PARTIES THAT HOLD THE SENIOR DEBT SECURITIES ON BEHALF OF ANY PERSON). NOR DOES IT DEAL WITH SENIOR DEBT SECURITIES ISSUED BY WESTPAC FROM A BRANCH OUTSIDE AUSTRALIA, OR WITH DUAL CURRENCY/PARTLY PAID OR INDEXED SENIOR DEBT SECURITIES. IF SUCH SENIOR DEBT SECURITIES ARE ISSUED, THEIR AUSTRALIAN TAXATION TREATMENT WILL BE SUMMARISED IN THE RELEVANT FINAL TERMS, APPLICABLE PROSPECTUS SUPPLEMENT OR TERM SHEET.

        THE FOLLOWING SUMMARY IS A GENERAL GUIDE AND SHOULD BE TREATED WITH APPROPRIATE CAUTION. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS SHOULD

BE AWARE THAT THE PARTICULAR TERMS OF ISSUE OF ANY SERIES OF SENIOR DEBT SECURITIES MAY AFFECT THE TAX TREATMENT OF THAT AND OTHER SERIES OF SENIOR DEBT SECURITIES. HOLDERS SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

Australian interest withholding tax ("IWT")

        Generally, payments of principal and interest on the Senior Debt Securities made by Westpac to a Holder that is not a resident of Australia for Australian tax purposes (a "Non-Resident") (other than one deriving the interest in carrying on business in Australia at or through a permanent establishment in Australia) will not be subject to Australian taxes or duties other than IWT at a rate of 10% of the amount of an interest payment. However, IWT will not be payable if an exemption applies.

        For IWT purposes, "interest" is defined to include amounts in the nature of, or paid in substitution for, interest and certain other amounts. Any premium or issue discount would be interest for these purposes.

        There are also specific rules that can apply to treat a portion of the purchase price of the Senior Debt Securities as interest for IWT purposes when Senior Debt Securities that are originally issued at a discount, or with a maturity premium, or which do not pay interest at least annually, are sold by a Non-Resident (other than one holding the Senior Debt Securities as part of a business carried on by it at or through a permanent establishment in Australia) to:

  •
  a resident of Australia for Australian tax purposes (a "Resident") that does not acquire them in carrying on business at or through a permanent establishment in a country outside Australia; or

  •
  a Non-Resident that acquires them in carrying on business in Australia at or through a permanent establishment in Australia.

  Exemption from IWT under section 128F of the Australian Tax Act ("section 128F")

        Interest on the Senior Debt Securities will be exempt from IWT if the requirements of section 128F are satisfied in relation to the Senior Debt Securities.

        Westpac proposes to issue the Senior Debt Securities in a manner which will satisfy the requirements of section 128F.

        The exemption from IWT available under section 128F is not intended to apply to related party loans. In particular, in order for that exemption to apply, Westpac must not have known or had reasonable grounds to suspect, at the time of their issue, that any of the Senior Debt Securities, or an interest in the Senior Debt Securities, were being or would later be acquired either directly or indirectly by an Offshore Associate of Westpac (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Senior Debt Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        In addition, the exemption from IWT available under section 128F will not apply if, at the time of an interest payment in respect of the Senior Debt Securities, Westpac knew or had reasonable grounds to suspect that the recipient of the payment was an Offshore Associate of Westpac (other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        For these purposes, an Offshore Associate means an associate (as defined in section 128F) of Westpac that is either:

  •
  a Non-Resident that does not acquire the Senior Debt Securities or an interest in the Senior Debt Securities and does not receive all payments under them in carrying on business in Australia at or through a permanent establishment in Australia; or

  •
  a Resident that acquires the Senior Debt Securities or an interest in the Senior Debt Securities and receives payments under them in carrying on business at or through a permanent establishment in a country outside Australia.

Accordingly, if you are an Offshore Associate of Westpac, you should not acquire any of the Senior Debt Securities.

Payment of additional amounts because of a deduction or withholding in respect of IWT

        If Westpac is, at any time, compelled by law to deduct or withhold an amount in respect of IWT, then it must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the aggregate amounts received by the Holders after such deduction or withholding equal the amounts that would have been received by them had no such deduction or withholding been required.

        It is noted that Westpac will not be obliged to pay such additional amounts on account of IWT which is payable by reason of the Holder being an associate (as defined in section 128F) of Westpac.

Withholding for failure to provide Tax File Number ("TFN") / Australian Business Number ("ABN")

        Westpac is required to deduct and withhold tax from payments of interest at a rate that is currently 47% on the Senior Debt Securities unless a TFN or, in certain circumstances, an ABN has been provided to Westpac by the Holder, or the Holder has supplied Westpac with proof of some other relevant exemption.

        Provided that the requirements of section 128F have been satisfied with respect to the Senior Debt Securities, the TFN / ABN withholding rules will not apply to payments to Holders that are Non Residents and do not hold the Senior Debt Securities in carrying on business in Australia at or through a permanent establishment in Australia.

        Westpac will not be obliged to pay additional amounts on account of taxes deducted or withheld on payments made in respect of Senior Debt Securities presented for payment by a Holder that could lawfully avoid (but has not so avoided) such deduction or withholding by complying with any statutory requirements or making a declaration of non-residence or other claim or filing for exemption.

Other Australian withholding taxes

  Non-resident withholding tax

        Under section 12-315 of Schedule 1 to the Taxation Administration Act 1953 of Australia ("TAA"), regulations may be made that require amounts to be withheld on account of tax liabilities of Non-Residents from certain payments that are made by an Australian entity to such Non-Residents.

        These rules do not currently apply to payments in relation to the Senior Debt Securities. However, the possible application of any future regulations to payments received by Non-Residents in respect of the Senior Debt Securities will need to be monitored.

  Supply withholding tax

        Payments in respect of the Senior Debt Securities will be able to be made free and clear of the "supply withholding tax" imposed under section 12-190 of Schedule 1 to the TAA.

Other Australian tax matters

  Gains on disposal of Senior Debt Securities by Non-Residents

        Non-Residents that have never held their Senior Debt Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian income tax on gains realized by them on the sale or redemption of the Senior Debt Securities provided that such gains do not have an Australian source. A gain arising on the sale of Senior Debt Securities by a Non Resident Holder to another Non Resident where the Senior Debt Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source.

  Garnishee directions

        The Commissioner of Taxation for Australia may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the TAA or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any Holder) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.

  Goods and services tax ("GST")

        Neither the issue, nor the receipt, of the Senior Debt Securities will give rise to a liability for GST in Australia on the basis that the supply of the Senior Debt Securities will comprise either an "input taxed financial supply" or (in the case of a supply to a Non-Resident Holder outside Australia and certain areas offshore of Australia, which together comprise the "indirect tax zone") a "GST-free supply". Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the Senior Debt Securities, would give rise to any GST liability in Australia.

  Estate duties

        No Senior Debt Securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.

  Stamp duties

        No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any Senior Debt Securities.

 PLAN OF DISTRIBUTION

        We may sell the Senior Debt Securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

  •
  The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions outside Australia and, on a market operated outside Australia that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilization, if any, will be in compliance with all laws. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Conflicts of Interest.    Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of offered securities in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. Offerings of securities will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales of the offered securities to any discretionary accounts without the prior written approval of the customer.

        This prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1800. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus does not form part of this prospectus and all references in this prospectus to websites are inactive textual references and are for information only.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the Senior Debt Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC's Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2018;

  •
  the information contained in Exhibit 1 (2018 Pillar 3 Report) to our report on Form 6-K dated November 7, 2018; and

  •
  the information contained in our report on Form 6-K, excluding Exhibit 1, dated November 8, 2018.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 18, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Subject to the matters set forth under the heading "Description of the Senior Debt Securities—Events of Default", those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian Dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian Dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017	0.7840	0.7624	0.8071	0.7174
2018	0.7238	0.7583	0.8105	0.7107
2019(2)	0.7199	0.7145	0.7233	0.7048

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 2, 2018.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Senior Debt Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Senior Debt Securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and Chartered Accountants Australia and New Zealand (NSW) Scheme adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty. In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects including its effect in respect of the enforcement of foreign judgments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Except as hereinafter set forth, there is no provision in Westpac's constitution or any contract, arrangement or statute under which any director or officer of Westpac is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

        Under the constitution, Westpac must indemnify, unless the indemnity is forbidden or made void by statute, the directors and company secretaries of Westpac and each of its related bodies corporate (except those listed on a recognized stock exchange), each of its employees and those of its subsidiaries (except those listed on a recognized stock exchange) and each person acting as a responsible manager under an Australian financial services license of any of Westpac's wholly-owned subsidiaries against:

  •
  every liability incurred by each such person in his or her capacity as director, secretary, employee, or responsible manager (except a liability for legal costs), as the case may be; and

  •
  all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

        In addition, Westpac has entered into a deed of access and indemnity with each of its directors, which includes indemnification in identical terms to that provided in its constitution.

        Westpac executed a deed poll providing indemnification equivalent to that provided under the constitution as described above to:

  •
  those employees who act from time to time as responsible managers under the Australian financial services licenses of Westpac or a number of its related bodies corporate; and

  •
  employees from time to time of Westpac's related bodies corporate.

        The Group Executive, Legal & Secretariat, from time to time, in accordance with a delegated authority, approves the provision of an indemnity to certain employees of Westpac serving as directors, company secretaries, responsible managers or other approved roles of non-Westpac companies at Westpac's request. These indemnities are in terms equivalent to that provided under the constitution.

        Under the constitution, Westpac may pay or agree to pay premiums in respect of a contract of insurance which insures any person who is, or has been, a director or company secretary of Westpac or any of its related bodies corporate against liability incurred by that person in that capacity, including a liability for legal costs, unless:

  •
  Westpac is forbidden by statute to pay or agree to pay the premium; or

  •
  the contract would, if Westpac paid the premium, be made void by statute.

        Westpac from time to time arranges insurance cover in respect of the amounts which it may have to pay under the indemnities described above. The insurance policy prohibits disclosure of the premium payable and the nature of the liabilities covered.

Item 9.    Exhibits

        A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

Item 10.    Undertakings

(a)
Rule 415 Offering.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to this registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement for offering of Senior Debt Securities (incorporated herein by reference to Exhibit 1.1 to our Report on Form 6-K filed on January 25, 2018)+
4.1	Constitution of Westpac Banking Corporation as at December 13, 2012 (incorporated herein by reference to Exhibit 1 to our Report on Form 6-K filed on December 14, 2012)+
4.2
Senior Indenture, dated as of July 1, 1999, between Westpac Banking Corporation and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form F-3 filed on September 16, 2008)+
4.3
First Supplemental Indenture to Senior Indenture, dated as of August 27, 2009, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on August 27, 2009)+
4.4
Second Supplemental Indenture to Senior Indenture, dated as of November 19, 2009, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on November 19, 2009)+
4.5
Third Supplemental Indenture to Senior Indenture, dated as of August 3, 2010, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on August 3, 2010)+
4.6
Fourth Supplemental Indenture to Senior Indenture, dated as of December 9, 2010, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on December 9, 2010)+
4.7
Fifth Supplemental Indenture to Senior Indenture, dated as of August 14, 2012, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on August 14, 2012)+
4.8
Sixth Supplemental Indenture to Senior Indenture, dated as of September 25, 2012, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on September 25, 2012)+
4.9
Seventh Supplemental Indenture to Senior Indenture, dated as of January 14, 2013, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on January 14, 2013)+
4.10
Eighth Supplemental Indenture to Senior Indenture, dated as of July 30, 2013, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on July 30, 2013)+
4.11
Ninth Supplemental Indenture to Senior Indenture, dated as of November 25, 2013, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on November 25, 2013)+
4.12
Tenth Supplemental Indenture to Senior Indenture, dated as of January 13, 2014, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on January 17, 2014)+
4.13
Eleventh Supplemental Indenture to Senior Indenture, dated as of May 21, 2014, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on May 27, 2014)+

Number	Description
4.14	Twelfth Supplemental Indenture to Senior Indenture, dated as of November 17, 2014, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on December 1, 2014)+
4.15
Thirteenth Supplemental Indenture to Senior Indenture, dated as of May 26, 2015, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on May 26, 2015)+
4.16
Fourteenth Supplemental Indenture to Senior Indenture, dated as of November 23, 2015, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on November 23, 2015)+
4.17
Fifteenth Supplemental Indenture to Senior Indenture, dated as of May 13, 2016, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on May 13, 2016)+
4.18
Sixteenth Supplemental Indenture to Senior Indenture, dated as of August 19, 2016, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on August 19, 2016)+
4.19
Seventeenth Supplemental Indenture to Senior Indenture, dated as of November 9, 2016, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.20 to our Report on Form F-3 dated November 9, 2016)+
4.20
Eighteenth Supplemental Indenture to Senior Indenture, dated as of January 11, 2017, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on January 11, 2017)+
4.21
Nineteenth Supplemental Indenture to Senior Indenture, dated as of March 6, 2017, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on March 6, 2017)+
4.22
Twentieth Supplemental Indenture to Senior Indenture, dated as of June 28, 2017, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on June 28, 2017)+
4.23
Twenty-First Supplemental Indenture to Senior Indenture, dated as of July 12, 2017, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on July 13, 2017)+
4.24
Twenty-Second Supplemental Indenture to Senior Indenture, dated as of December 11, 2017, between Westpac Banking Corporation and the Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on From 6-K filed on December 11, 2017)+
4.25
Twenty-Third Supplemental Indenture to Senior Indenture, dated as of January 25, 2018, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on January 25, 2018)+
4.26
Twenty-Fourth Supplemental Indenture to Senior Indenture, dated as of May 15, 2018, between Westpac Banking Corporation and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to our Report on Form 6-K filed on May 15, 2018)+
4.27	Twenty-Fifth Supplemental Indenture to Senior Indenture, dated as of November 9, 2018 between Westpac Banking Corporation and The Bank of New York Mellon
5.1	Opinion of Debevoise & Plimpton LLP

Number	Description
5.2	Opinion of King & Wood Mallesons
23.1	Consent of PricewaterhouseCoopers
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
23.3	Consent of King & Wood Mallesons (included in Exhibit 5.2)
24.1	Power of Attorney of directors of Westpac Banking Corporation
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Senior Indenture

*
To be filed subsequently by post-effective amendment or by a Report on Form 6-K pursuant to item 601 of Regulation S-K

+
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Westpac Banking Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 9, 2018.

WESTPAC BANKING CORPORATION
By:	/s/ SEAN CRELLIN Sean Crellin Director—Corporate, Legal and Secretariat

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Lindsay Maxsted	Chairman	November 9, 2018
* Nerida Caesar	Director	November 9, 2018
* Ewen Crouch	Director	November 9, 2018
* Alison Deans	Director	November 9, 2018
* Craig Dunn	Director	November 9, 2018
* Peter Hawkins	Director	November 9, 2018
* Peter Marriott	Director	November 9, 2018

Name		Title	Date

* Peter Nash		Director	November 9, 2018
* Brian Hartzer		Managing Director and Chief Executive Officer (Principal Executive Officer)	November 9, 2018
* Peter King		Chief Financial Officer (Principal Financial Officer)	November 9, 2018
* David Lees		Deputy Chief Financial Officer (Principal Accounting Officer)	November 9, 2018
* Sean Crellin		Authorized Representative in the United States	November 9, 2018
*By:	/s/ SEAN CRELLIN Attorney-in-fact